UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20 2026

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 202, 2026, TransCode Therapeutics, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholder (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 495,162 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), representing 52.1% of the voting power of the shares of Common Stock as of the close of business on May 28, 2026, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. All matters voted upon at the Annual Meeting were approved with the required votes, including for purposes of applicable Nasdaq Listing Rules. The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter are set forth below.

(i)	Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, of the issuance of the Company’s Common Stock upon conversion of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), and the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”) (“Proposal 1”).

The conversion of the Series A Preferred Stock and Series B Preferred Stock into shares of Common Stock and the issuance of the Common Stock thereunder was approved. The following votes were tabulated:

For	Against	Abstain	Broker Non-Votes
143,162	11,518	742	256,450

(ii)	Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(a), of the issuance of the Company’s Common Stock upon conversion of our Series C Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”) (“Proposal 2”).

The conversion of the Series C Preferred Stock into shares of Common Stock and the issuance of the Common Stock thereunder was approved. The following votes were tabulated:

For	Against	Abstain	Broker Non-Votes
140,517	14,216	689	256,450

(iii)	Approval, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(d), of the issuance of shares of the Company’s Common Stock pursuant to the Standby Equity Purchase Agreement, dated as of April 6, 2026, by and between the Company and YA II PN, Ltd. (the “SEPA”) and convertible promissory notes issued or to be issued to by the Company to YA II PN, Ltd. (the “Convertible Notes”).

The issuance of Common Stock pursuant to the SEPA and Convertible Notes was approved. The following votes were tabulated:

For	Against	Abstain	Broker Non-Votes
108,292	14,170	32,960	256,450

(iv)	Election of six (6) directors, Philippe P. Calais, PharmD, PhD, Elizabeth Czerepak, Thomas A. Fitzgerald, Erik Manting, PhD, Magda Marquet, PhD and Jack E. Stover for one-year terms until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

The Company’s stockholders voted to approve the election of each of the director nominees. The following votes were tabulated:

Director Nominee	For	Withhold	Broker Non-Votes
Philippe P. Calais	149,389	6,033	256,450
Elizabeth Czerepak	149,336	6,086	256,450
Thomas A. Fitzgerald	149,321	6,101	256,450
Erik Manting	149,628	5,794	256,450
Magda Marquet	149,584	5,838	256,450
Jack E. Stover	149,416	6,006	256,450

(v)	Approval of an amendment to the TransCode Therapeutics, Inc. 2021 Stock Option and Incentive Plan to increase the number of shares available for issuance thereunder by 1,734,262 shares.

The Company’s stockholders approved the amendment to the TransCode Therapeutics, Inc. 2021 Stock Option and Incentive Plan. The following votes were tabulated:

For	Against	Abstain	Broker Non-Votes
124,643	30,449	330	256,450

(vi)	Ratification of the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The Company’s stockholders ratified the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The following votes were tabulated:

For	Against	Abstain
393,497	18,172	203

(vii)	Approval of the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate.

The Company’s stockholders approved the adjournment of the Annual Meeting, if necessary. No corresponding motion was made to approve an adjournment to the Annual Meeting following approval of the proposal, because sufficient votes were received to approve all other matters brought before the Annual Meeting. The following votes were tabulated:

For	Against	Abstain	Broker Non-Votes
137,062	18,253	107	256,450

The proposals are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 2, 2026, as supplemented by the supplement to the Definitive Proxy Statement filed with the Securities and Exchange Commission on July 17, 2026.

Nasdaq has approved the Company’s Nasdaq Initial Listing Application required under Nasdaq Listing Rules 5110 and 5635(b) in connection with the approval of Proposal 1 and Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCODE THERAPEUTICS, INC.

	By:	/s/ Thomas A. Fitzgerald
	Name:	Thomas A. Fitzgerald
	Title:	Chief Financial Officer and Secretary
July 20, 2026

4